                                                                     EXHIBIT 3.4


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         A. H. Belo Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the corporation held on February 24, 1988, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The proposed amendments, in the form adopted by the Board of Directors of the corporation, are as set forth in items 1 through 8 of Appendix A to this Certificate.

         SECOND: That at the next annual meeting of the stockholders of the corporation thereafter duly convened and held, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute and by the corporation's Certificate of Incorporation were voted in favor of the amendments.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be duly executed by its Chairman of the Board and attested to by its Secretary, and caused its corporate seal to be affixed hereto as of the 4th day of May, 1988.


                                         A. H. BELO CORPORATION

                                         By:   /s/ ROBERT W. DECHERD
                                               -------------------------------
                                               Chairman of the Board

[Corporate Seal]


                                         ATTEST:  /s/ MICHAEL J. McCARTHY
                                                  ----------------------------

                                                  Secretary

THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         On the 29th day of April, 1988, before me personally appeared Robert
W. Decherd, the Chairman of A. H. Belo Corporation, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same in the capacity indicated, that it is the act and deed of such corporation, and that the facts stated therein are true.

                                        /s/ DEAN H. BLYTHE
                                        ------------------------------
                                        Notary Public

My Commission Expires:                  /s/ DEAN H. BLYTHE
3-12-90                                 ------------------------------
----------------------                  Print Name

                                   APPENDIX A


                                 AMENDMENTS TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             A. H. BELO CORPORATION

1. The first paragraph of Article Four shall be deleted and the following information shall be added:

SECTION 1.       Authorized Shares.

         The aggregate number of shares of stock that the corporation shall have the authority to issue is one hundred fifty-five million (155,000,000) shares, of which five million (5,000,000) shares shall be Preferred Stock (the "Preferred Stock"), par value $1.00 per share, and one hundred fifty million (150,000,000) shares shall be Common Stock (the "Common Stock"), par value $1.67 per share.

         The Common Stock may be issued as a single class, without series, or if so determined from time to time by the Board of Directors, either in whole or in part in two or more series. Unless and until a Certificate of Designation is filed an is effective with respect to two or more series, all shares of Common Stock shall be of one class without series and shall be denominated Common Stock. Upon the filing with the Secretary of State of a Certificate of Designation providing for the issuance of either Series B Stock or Series C Stock, each share of Common Stock outstanding or held in the treasury immediately prior to such filing shall be converted without any action by the holder thereof into one share of Series A Stock and each certificate representing outstanding shares of Common Stock shall thereafter be deemed to represent a like number of shares of Series A Stock.

         If shares of Common Stock are issued in two or more series, (a) fifty million (50,000,000) shares shall be denominated Series A Common Stock (herein called "Series A Stock"). The remaining shares of Common Stock may be issued as shares of Series B Common Stock (herein called "Series B Stock"), and/or Series C Common Stock (herein called "Series C Stock"). After completion of the initial distribution of Series B Stock, the corporation shall not issue any additional shares of Series B Stock except for shares issued in connection with
(i) stock splits, stock dividends, and other similar distributions, (ii) the exercise of stock options outstanding as of January 1, 1988, (iii) the grant of restricted shares and the exercise of stock options granted under the corporation's 1986 Long Term Incentive Plan, (iv) the corporation's Employee Stock Purchase Plan, and (v) any employee benefit plan created pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended, or any successor provision. Subject to the foregoing, the Board of Directors shall have the authority to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series prior to or after the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Common Stock.

2. The second paragraph of Article Four shall be inserted as follows below:

                 The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the shares of Preferred Stock and Common Stock or any series of any class of stock of the corporation, and of the authority expressly granted hereby to the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

3.       Paragraph (A) of Article Four shall be deleted and the following
         Section 2 shall be inserted:

SECTION 2.       Common Stock - Series A, Series B, and Series C.

         A.      Powers, Preferences, and Rights

         The Board of Directors shall have the authority to fix or to alter the powers, designations, preferences, and relative, participation, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the Series D Stock or Series C Stock; provided that in no such case shall the powers, preferences, and rights of the Series B Stock or Series C Stock be greater than those provided for herein; and provided further that in no such case shall the voting rights of the Series B Stock or the Series C Stock be other than as provided for herein or in the resolution or resolutions of the Board of Directors providing for the issuance of the Series B Stock or the Series C Stock. The Board of Directors may make changes in the rights, powers, and preferences of the Series B Stock and the Series C Stock, provided that in no such case may the rights, powers, and preferences of any such series be greater than those described herein. Except as otherwise required by law or expressly provided for in or pursuant to the authority provided in this Certificate of Incorporation or any resolution or resolutions providing for the issuance of Series B Stock or Series C Stock, the rights, powers, and preferences of the Series A Stock, the Series B Stock, and the Series C Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

         B.      Voting Rights

                 1. If there shall be only one series of Common Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

                 2. If two or more series of Common Stock are issued and outstanding, each share of Series A Stock shall entitle the holder thereof to one (1) vote, each share of Series B Stock shall entitle the holder thereof to not less than one (1) vote nor more than ten
         (10) votes, and each share of Series C Stock shall entitle the holder thereof to not less than one-tenth (1/10) of a vote nor more than one
         (1) vote, on all matters
         submitted to a vote of stockholders. Such voting rights shall be set forth in a Certificate of Designation to be filed with respect to such series. Except as set forth herein or in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, all actions submitted to a vote of stockholders shall be voted on by the holders of Series A Stock, Series B Stock, and Series C Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

                 3. If two or more series of Common Stock are issued and outstanding, the holders of shares of Series A Stock, Series B Stock, and Series C Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely, and
         (ii) such other matters as require class votes under the Delaware General Corporation Law.

                 4. Except as otherwise provided by law or pursuant to this Article Four or by resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of the Series A Stock, Series B Stock, and Series C Stock shall have sole voting power for all purposes, each holder of the Series A Stock, Series B Stock, and Series C Stock being entitled to vote as provided in this paragraph B of Section 2 and in the resolution or resolutions of the Board of Directors providing for the issuance of the Series B Stock or the Series C Stock.

         C.      Dividends

                 1. If no shares of a particular series of Common Stock are outstanding, the Board of Directors may declare and distribute a stock dividend payable in shares of that series to the holders of any other class or series of stock then outstanding.

                 2. If and when dividends on the Series A Stock, Series B Stock, or Series C Stock are declared payable from time to time by the Board of Directors as provided in this subparagraph C.2, whether payable in cash, in property, or in shares of stock of the corporation, the holders of Series A Stock, the holders of Series B Stock, and the holders of Series C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Notwithstanding the above, dividends declared and payable in cash on shares of (i) Series A Stock may be greater than dividends declared and payable in cash on shares of Series B Stock or on shares of Series C Stock, (ii) Series C Stock may be greater than dividends declared and payable in cash on shares of Series A Stock or on shares of Series B Stock, and (iii) Series B Stock may be greater than dividends declared and payable in cash on shares of Series C Stock. Except for dividends permitted by subparagraph C.1, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock shall be payable only to holders of Series B Stock, and the dividends payable in shares of Series C

         Stock shall be payable only to holders of Series C Stock. If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, as the case may be, that have been split, divided, or combined.

                 3. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Stock as to dividends, the holders of the Series A Stock, the Series B Stock, and the Series C Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

         D.      Conversion of Series B Stock by Holder

                 1. The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

                 2. In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

                 3. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of paragraph F of this
         Section 2, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

                 4. Upon any conversion of shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

                 5. In case of any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph D.5 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

                 6. Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

                 7. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and of shares of Series B Stock issuable upon exercise of options.

         E.      Termination of Series B or Series C Stock

                 1. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

                          a. if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any other national quotation system then in use; or

                          b.      at the option of the corporation:

                                        (i)     at any time when the Board of
                                  Directors and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

                                        (ii)    if the Board of Directors, in
                                  its sole discretion, elects to effect a
                                  conversion (X) in order to avoid the
                                  exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series B Stock.

                 2. All outstanding shares of Series C Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

                          a. if, as a result of the existence of the Series C Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any other national quotation system then in use; or

                          b.      at the option of the corporation:

                                        (i)     at any time when the Board of
                                  Directors and the holders of a majority of the outstanding shares of the Series C Stock approve the conversion of all of the Series C Stock into Series A Stock; or

                                        (ii)    if the Board of Directors, in
                                  its sole discretion, elects to effect a
                                  conversion (X) in order to avoid the
                                  exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series C Stock.

                 3. Upon any automatic conversion of Series B Stock of Series C Stock pursuant to this paragraph E, each certificate representing outstanding shares of Series B Stock or Series C Stock, as the case may be, shall thereafter be deemed to represent a like number of shares of Series A Stock or Common Stock, as the case may be.

         F.      Limitations on Transfer of Series B Stock

                 1. No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a "Permitted Transferee" as provided herein.

                          a. In the case of a holder of record of the Series B Stock (the "Series B Holder") who is a natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

                                        (i)     The spouse of such Series B
                                  Holder, any lineal descendant of a great-grandparent of such Series B Holder, or any spouse of such lineal descendent (herein collectively referred to as "such Series B Holder's Family Members");

                                        (ii)    The trustee or trustees of a
                                  trust (including a voting trust) for the sole benefit of such Series B Holder and/or one or more of such Series B Holder's Family Members, except that such trust may also grant a general or special power of appointment to one or more of such Series B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Series B Holder's Family Members payable by reason of the death of any of such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph
                                  (ii), all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the corporation or any person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

                                        (iii)   A corporation wholly owned by
                                  such Series B Holder and/or such Series B
                                  Holder's Family Members or a partnership in which all of the partners are, and all of the partnership interests are owned by, such Series B

                                  Holder and/or such Series B Holder's Family
                                  Members provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

                                        (iv)    An organization established by
                                  the Series B Holder of such Series B Holder's Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes (a "Charitable Organization") and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted Transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock; and

                                        (v)     The executor, administrator, or
                                  personal representative of the estate of a deceased Series B Holder or guardian or conservator of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

                           b. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph F.1.c below, Permitted Transferees shall include only the following:

                                        (i)     any successor trustee of such
                                  trust who is described in subparagraph
                                  F.1.b.(ii) below, or who is not and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) hereof); and

                                        (ii)    the person who established such
                                  trust and any Permitted Transferee of such person, determined in accordance with paragraph (a) above.

                          c. In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust that was irrevocable on the Record Date (a "Transferor Trust"), Permitted Transferees shall include only the following:

                                        (i)     any successor trustee of such
                                  Transferor Trust who is described in
                                  subparagraph F.1.c.(ii) or (iii) below, or who is not, and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) hereof);

                                        (ii)    any person to whom or for whose
                                  benefit the principal or income may be
                                  distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person, determined pursuant to paragraph (a) above; and

                                        (iii)   any Family Member of the person
                                  who established such Transferor Trust.

                          d. In the case of a record (but not beneficial) owner of the Series B Stock as a nominee for the person who was the Beneficial owner thereof on the Record Date (as defined below), Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

                          e. In the case of a Series B Holder that is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:

                                        (i)     any partner of such partnership
                                  who was also a partner of such partnership on the Record Date;

                                        (ii)    any person transferring shares
                                  of Series B Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership); and

                                        (iii)   any Permitted Transferee of
                                  such person referred to in subparagraph
                                  F.1.e(i) or F.1.e(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph F.1.e).

                          f. In the case of a Series B Holder that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                                        (i)     any stockholder of such
                                  corporation on the Record Date who receives shares of Series B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

                                        (ii)    any person transferring shares
                                  of Series B Stock to such corporation after the Record date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

                                        (iii)   Any Permitted Transferee of
                                  such stockholder or person referred to in subparagraph F.1.f(i) or (ii) above (not in excess of the number of shares that such stockholder or person is entitled to receive pursuant to this subparagraph F.1.f); and

                                        (iv)    the survivor of a merger or
                                  consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share- basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

                          For purposes of subparagraph F.1.f, a mutual company
                 shall be treated as a corporation, and the persons holding voting interests therein shall be treated as stockholders.

                          g. In the case of a Series B Holder who is the executor or administrator of the estate of a deceased Series B Holder or guardian or conservator of the estate of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Series B Holder.

                 2. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder's shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph F. In the event





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
         of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

                 3.       For purposes of this paragraph F:

                          a. The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

                          b. Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

                          c. A minor for whom shares of Series B stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

                          d. Unless otherwise specified, the term "person" means both natural person and legal entities; and

                          e. The "Record Date" is the date for determining the persons to whom the Series B Stock is initially distributed by the corporation as a dividend on the Common Stock.

                 4. Any purported transfer of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other disposition as determined in good faith by the Board of Directors or its appointed agent. The corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than the Permitted Transferee.

         G.      Registration of Series B Stock

                 1. Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the corporation's then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of paragraphs F and G of this Section 2, the term "beneficial owner(s)" of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

                 2. The corporation shall note on the certificates representing the shares of Series B Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs F and G of this Section 2.

         H.      Priority of Preferred Stock

         The Series A Stock, Series B Stock, and Series C Stock are subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, pursuant to authority expressly granted to and vested in it by the provisions of this Article Four.

         I.      Liquidation, Dissolution, or Winding Up

         In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock, and the Series C Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Series A Stock, the Series B Stock, and the Series C Stock and holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock, and the Series C Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.

4. Paragraph (B) of Article Four is hereby redesignated as SECTION 3. Preferred Stock.

5. Paragraph (C) of Article Four is hereby redesignated as SECTION 4. General. The first sentence of the second paragraph of Paragraph (C) shall be deleted.

6.       Article Nine shall be amended to read as shown below.

                                  ARTICLE NINE

                 "The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the corporation's Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine."

7.       Article Eleven shall be amended to read as show below.

                                 ARTICLE ELEVEN

                 "Except as otherwise provided in this Certificate of Incorporation, for purposes of Sections 251, 253, 271, 275, and 311 of the Delaware General Corporation Law (or any successor provisions of Delaware law), where applicable the affirmative vote of the holders of at least two-thirds, rather than a majority, of the voting power of all of the outstanding shares of stock entitled to vote in accordance therewith shall be required. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of voting stock required by law, this Certificate of Incorporation or any Certificate of Designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Eleven."

8. The paragraph from Article Twelve immediately following Section A(1)(i)-(v) shall be amended to read as shown below.

         "shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (hereinafter in this Article Twelve referred to as the "Voting Stock"), voting together as a single class (it being understood that, for purposes of this Article Twelve, each share of stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of stock made pursuant to Article Four (a "Certificate of Designation"). Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Certificate of Designation."


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